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                                                                       Exhibit 9


[LNL Letterhead]


Writer's Direct Dial: 260/455-3917
Telefax Number: 260/455-5135



November 7, 2006

VIA EDGAR


Lincoln Life & Annuity Company of New York
100 Madison Street
Suite 1860
Syracuse, NY 13202

Re:      Lincoln Life & Annuity Variable Annuity Account H
         American Legacy Design
         (File Nos. 811-08441; 333-135737)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life & Annuity Variable Annuity Account H (the "Account"), a segregated account of Lincoln Life & Annuity Company of New York ("Lincoln New York"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln New York.

I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Registration Statement on Form N-4.

Sincerely,

/s/ Mary Jo Ardington

Mary Jo Ardington
Senior Counsel
The Lincoln National Life Insurance Company